Exhibit 99.1
NEWS RELEASE

Contacts:	Thomas Hornish	Angie Yang
	Chief Operating Officer	PondelWilkinson Inc.
	951.699.6991, ext. 104	310.279.5967
	thornish@outdoorchannel.com	ayang@pondel.com
OUTDOOR CHANNEL HOLDINGS INCREASES STOCK REPURCHASE PROGRAM TO $15 MILLION
TEMECULA, Calif. – August 14, 2008 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that its board of directors has authorized an additional $5 million to its stock buyback program, increasing the aggregate total to $15 million. The increased stock repurchase plan will remain effective through November 30, 2008.
“We continue to make solid progress executing on our strategic initiatives and delivered another quarter of positively trending financial results and improved ratings,” said Roger L. Werner, president and chief executive officer. “Given Outdoor Channel Holdings’ strong balance sheet and current market valuations, we believe the repurchase of the company’s stock to be a sound and timely investment that will lead to enhanced shareholder value.”
As of July 30, 2008, the company had repurchased approximately 985,000 shares for approximately $7.3 million, which equates to an average repurchase price of $7.40 per share since initiating its stock buyback program in April of 2008. Outdoor Channel Holdings reported 26,195,375 shares outstanding as of August 5, 2008.
The timing of stock buybacks and the number of shares of common stock to be repurchased will be made pursuant to a company 10b5-1 plan, and the repurchase program’s terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those

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Outdoor Channel Holdings, Inc.
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reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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